UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 13, 2017 (March 1, 2017)

Unified Signal, Inc.
(Exact name of registrant as specified in charter)

Nevada	000-31757	90-0781437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Carillon Point, Building 5000, 4th Floor
Kirkland Washington 98033
(Address of principal executive offices)

(800) 884-4131
(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 13, 2017, Stuart Ehrlich submitted his written resignation as a member of the Board of Directors (the “Board”) of Unified Signal, Inc. (the “Company”).  Mr. Ehrlich is not a member of any other committee of the Board.  Mr. Ehrlich had previously provided verbal notice to the Company of his resignation from the Board on or about March 1, 2017, however no formal action was taken at such time.

Mr. Ehrlich’s decision to resign from the Board is not result of any disagreement with the Company or any of its subsidiaries on any matters.  A copy of Mr. Ehrlich’s written correspondence to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has provided Mr. Ehrlich a copy of the disclosure contained in this Current Report on Form 8-K.  Mr. Ehrlich has indicated he agrees with all the statements made is this disclosure.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99.1*	Resignation letter of Stuart Ehrlich dated September 13, 2017.

__________
* filed herewith

SIGNATURES

Pursuant  to  the  requirements  of  the  Securities  Exchange  Act of 1934, the registrant  has  duly  caused this  report  to  be  signed on its behalf by the undersigned hereunto duly authorized.

Unified Signal, Inc.

Date: September 13, 2017	By:	/s/ Paris W. Holt
Paris W. Holt
Chief Executive Officer

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